Exhibit 25

                                                                  Conformed Copy

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM T-1
                     STATEMENT OF ELIGIBILITY UNDER THE TRUST
                      INDENTURE ACT OF 1939 OF A CORPORATION
                           DESIGNATED TO ACT AS TRUSTEE

                       CHECK IF AN APPLICATION TO DETERMINE
                       ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                 SECTION 305(b)(2)

                                MARINE MIDLAND BANK
                (Exact name of trustee as specified in its charter)

                 New York                                   16-1057879
                 (Jurisdiction of incorporation             (I.R.S. Employer
                  or organization if not a U.S.             Identification No.)
                  national bank)

                 140 Broadway, New York, N.Y.               10005-1180
                 (212) 658-1000                             (Zip Code)
                 (Address of principal executive offices)

                                    Eric Parets
                               Senior Vice President
                                Marine Midland Bank
                                   140 Broadway
                           New York, New York 10005-1180
                                Tel: (212) 658-6560
             (Name, address and telephone number of agent for service)

                          TALEGEN ACQUISITION CORPORATION
                (Exact name of obligor as specified in its charter)

                 Delaware                                    94-3236449
                 (State or other jurisdiction               (I.R.S. Employer
                 of incorporation or organization)          Identification No.)

                 1011 Western Avenue, Suite 1000
                 Seattle, Washington                               98104
                 (206) 654-2600                                  (Zip Code)
                 (Address of principal executive offices)

                          Senior Subordinated Debentures
                          (Title of Indenture Securities)

                                      General
  Item 1. General Information.
          -------------------

            Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervisory authority to which it is subject.

            State of New York Banking Department.

            Federal Deposit Insurance Corporation, Washington, D.C.

            Board of Governors of the Federal Reserve System,
            Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

                 Yes.

  Item 2. Affiliations with Obligor.
          --------------------------

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None

  Item 16.  List of Exhibits.
            -----------------


  Exhibit
  -------

  T1A(i)                       *    -    Copy of the Organization Certificate of
                                         Marine Midland Bank.

  T1A(ii)                      *    -    Certificate of the State of New York
                                         Banking Department dated December 31,
                                         1993 as to the authority of Marine
                                         Midland Bank to commence business.

  T1A(iii)                          -    Not applicable.

  T1A(iv)                      *    -    Copy of the existing By-Laws of Marine
                                         Midland Bank as adopted on January 20,
                                         1994.

  T1A(v)                            -    Not applicable.

  T1A(vi)                      *    -    Consent of Marine Midland Bank required
                                         by Section 321(b) of the Trust
                                         Indenture Act of 1939.

  T1A(vii)                          -    Copy of the latest report of condition
                                         of the trustee (March 31, 1996),
                                         published pursuant to law or the
                                         requirement of its supervisory or
                                         examining authority.

  T1A(viii)                         -    Not applicable.

  T1A(ix)                           -    Not applicable.


       * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                     SIGNATURE


  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 24th day of May 1996.



                                         MARINE MIDLAND BANK


                                         By:  /s/Frank J. Godino
                                            --------------------------------
                                              Frank J. Godino
                                              Corporate Trust Officer

                                                               Exhibit T1A (vii)

                                                    Board  of  Governors of  the
  Federal Reserve System
                                                    OMB Number: 7100-0036
                                                    Federal  Deposit   Insurance
  Corporation
                                                    OMB Number: 3064-0052
                                                    Office  of  the  Comptroller
  of the Currency
                                                                              1
                                                    OMB Number: 1557-0081

  Federal Financial Institutions Examination CouncilExpires March 31, 1999

  This financial information has not been reviewed, or confirmed for accuracy or relevance, by the Federal Reserve System.Please refer to  page
  i,
                                                    Table of Contents, for
                                                    the required disclosure
                                                    of estimated burden.
                                               (950630)
                                             ------------
                                             (RCRI 9999)
  Consolidated Reports of Condition and Income for
  A Bank With Domestic and Foreign Offices--FFIEC 031

    Report  at  the  close  of   business
    March 31, 1996
    This  report is  required by  law; 12   This report form is to be filed by
    U.S.C. Sec.324 (State member banks);    12 banks with branches and
    U.S.C. Sec. 1817 (State   nonmember     consolidated subsidiaries in U.S.
    banks); and 12 U.S.C. Sec.161           territories  and possessions,  Edge
    (National banks).                       or  Agreement subsidiaries, foreign
                                            branches, consolidated  foreign
                                            subsidiaries, or International
                                            Banking Facilities.

    NOTE: The Reports of Condition and The Reports of Condition and Income Income must be signed by an are to be prepared in accordance authorized officer and the Report of with Federal regulatory authority
    Condition must be attested to by  not   instructions.         NOTE:    These
    less than two directors (trustees) instructions may in some cases for State nonmember banks and three differ from generally accepted
    directors   for   State   member  and   accounting principles.
    National Banks.
                                            We,   the    undersigned   directors
    I, Gerald A.  Ronning, Executive VP &
       ----------------------------------
                                            (trustees),     attest    to     the
    Controller
    ----------                              correctness   of   this   Report  of
      Name   and    Title   of   Officer    Condition (including  the supporting
    Authorized to Sign Report               schedules)  and declare that  it has
    of the named bank do hereby declare been examined by us and to the best that these Reports of Condition and of our knowledge and belief has been Income (including the supporting prepared in conformance with the
    schedules)  have   been  prepared  in   instructions    issued     by    the
    conformance  with  the   instructions   appropriate    Federal    regulatory
    issued  by  the  appropriate  Federal   authority and is true and correct.
    regulatory authority and are true  to
    the   best  of   my   knowledge   and      /s/ Henry J. Nowak
                                            ------------------------------------
    believe.
                                            Director (Trustee)
                                               /s/ Bernard  J. Kennedy
                                            ------------------------------------
      /s/ Gerald A. Ronning
      ----------------------------------
    Signature  of  Officer Authorized  to   Director (Trustee)
    Sign Report                                /s/ James H. Cleave
                                            ------------------------------------
           4/25/96
    ----------------------------
    Date of Signature                       Director (Trustee)

    For   Banks  Submitting   Hard   Copy
    Report Forms:
                                            National  Banks: Return the original
    State   Member   Bank:   Return   the   only in  the special  return address
    original   and  one   copy   to   the   envelope provided.   If express mail
    appropriate Federal Reserve  District   is  used  in  lieu  of  the  special
    Bank.                                   return  address envelope, return the
                                            original   only  to  the  FDIC,  c/o
    State Nonmember Banks: Return the Quality Data Systems, 2127 Espey original only in the special return Court, Suite 204, Crofton, MD 21114.
    address   envelope   provided.     If
    express mail is  used in lieu of  the
    special   return  address   envelope,
    return  the  original  only  to   the
    FDIC, c/o Quality Data Systems,  2127
    Espey  Court, Suite  204, Crofton, MD
    21114.

   FDIC Certificate  0 0 5 8 9
   Number
                       (RCRI

                  NOTICE
  This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



  REPORT OF CONDITION

  Consolidating domestic and foreign subsidiaries of the
  Marine Midland Bank              of Buffalo
         Name of Bank                City
  in the state of New York, at the close of business
  March 31, 1996


  ASSETS
                                                                   Thousands
                                                                    of dollars
  Cash and balances due from depository
  institutions:

     Noninterest-bearing balances
     currency and coin.........................                     $1,344,915
     Interest-bearing balances ................                      1,536,664
     Held-to-maturity securities...............                              0
     Available-for-sale securities.............                      3,338,156

  Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal funds sold.......................                         439,200
     Securities purchased under
     agreements to resell.....................                         323,578

  Loans and lease financing receivables:
     Loans and leases net of unearned
     income...............................      13,404,283
     LESS: Allowance for loan and lease
     losses...............................         470,421
     LESS: Allocated transfer risk reserve               0

     Loans and lease, net of unearned
     income, allowance, and reserve...........                      12,933,862
     Trading assets...........................                         818,882
     Premises and fixed assets (including
     capitalized leases)......................                         177,937

  Other real estate owned.....................                           4,004
  Investments in unconsolidated
  subsidiaries and associated companies.......                               0
  Customers' liability to this bank on
  acceptances outstanding.....................                          24,688
  Intangible assets...........................                          60,829
  Other assets................................                         436,079
  Total assets................................                      21,438,794

  LIABILITIES

  Deposits:
     In domestic offices..................                          13,972,231
     Noninterest-bearing..................       3,227,485
     Interest-bearing.....................      10,744,746

  In foreign offices, Edge, and Agreement
  subsidiaries, and IBFs..................                           2,915,229

     Noninterest-bearing..................               0
     Interest-bearing.....................       2,915,229
  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

     Federal funds purchased.............                              759,940
     Securities sold under agreements to
     repurchase..........................
                                                                       809,703
  Demand notes issued to the U.S. Treasury                             111,294
  Trading Liabilities....................                              323,875

  Other borrowed money:
     With original maturity of one year
     or less.............................                               83,438
     With original maturity of more than
     one year............................                                    0
  Mortgage indebtedness and obligations
  under capitalized leases...............                               34,696
  Bank's liability on acceptances
  executed and outstanding...............                               24,688
  Subordinated notes and debentures......                              225,000
  Other liabilities......................                              467,094
  Total liabilities......................                           19,727,188
  Limited-life preferred stock and
  related surplus........................                                   0

  EQUITY CAPITAL
  Perpetual preferred stock and related
  surplus...............................                                    0
  Common Stock..........................                              185,000
  Surplus...............................                            1,633,098
  Undivided profits and capital reserves.                            (115,039)
  Net unrealized holding gains (losses)
  on available-for-sale securities.......                               8,547
  Cumulative foreign currency translation
  adjustments............................                                   0
  Total equity capital...................                           1,711,606
  Total liabilities, limited-life
  preferred stock, and equity capital...                           21,438,794